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                                                                    Exhibit 99.1


Investor call - Martin E. Kenney's prepared statement


Good morning, everyone. I have a few prepared statements that I think will be helpful as we review the financial results for the full year ended December 31, 2003. Also in attendance with me today is Rick Nota, WRC's Senior VP, Finance.

Before getting into the specifics of our financial results, I would like to spend a moment commenting on the current competitive and economic environment.

2003 has been a difficult year for the education funding market

As you probably know, during 2003, the education market continued to be impacted by the sluggish economy. The economy which has been slow moving since early 2002 has significantly impacted state budgets in fiscal 2003. Education budgets, which typically represent over 20% of state budgets, have suffered as a result with forty of the fifty states under pressure to make cuts in the elementary and secondary programs in the 2003-2004 school year (Source: MCH Education Data, August 2003). All K-12 supplemental educational publishers were confronted in 2002 and 2003 with this lack of funding availability and delayed purchasing decisions. This weak environment is expected to continue at least through to the end of the 2003-2004 school year.

The No Child Left Behind Act which was passed in 2002 has resulted in an increase in federal funding; but most of this increased funding has been offset by reduced state and local education funding.

As a result, 2002 and 2003 have been extremely challenging for the education marketplace in terms of both funding and spending, but the market appears to have bottomed out. According to Veronis Suhler Stevenson's Communications Industry Forecast & Report 2003-2007, the Elhi instructional spending will increase 1.5% in 2004 and according to Quality Education Data report published in the fall of 2003; an increase in instructional technology spending is projected at 1% for 2004.

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Full Year 2003 Financial Overview

Consolidated net revenue declined $5.1 million, or 2.5%, to $202.7 million for the year ended December 31, 2003. This decline was primarily due to a decrease in net revenue from sales of educational software products at WRC's educational technology division (which includes CompassLearning and ChildU) of $2.2 million, or 4.2%, to $50.6 million in 2003 and a decrease in net revenue at World Almanac of $3.2 million, or 6.1% to $49.4 million in 2003. The decline in revenue at World Almanac was primarily driven by a 7.4% decrease in net revenue at WAE Library Services, World Almanac's library distribution unit and an 8.2% decrease in net revenue at Gareth Stevens, World Almanac's children's library book publisher. State budget deficits have directly impacted the catalog channel at WAE Library Services and the telemarketing and wholesale channel sales at Gareth Stevens.

At Weekly Reader, net revenue increased $1.6 million, or 3.6%, to $46.1 million in 2003. This increase was primarily driven by significantly higher revenue at Lifetime Learning Systems, Weekly Reader's subsidiary which specializes in sponsored supplemental educational materials. Lifetime Learning revenue increased $2.6 million or approximately 47% in 2003. This revenue increase was partially offset by a decline in elementary periodical circulation revenue of $1.2 million driven by the challenging K-12 funding environment.

At AGS, net revenue declined $1.3 million, or 2.2%, to $56.6 million in 2003. Curriculum revenue decreased $2.8 million or 8.8%, which was partially offset by $1.5 million of higher revenue from sales of assessment products. Assessment revenue increased to $27.4 million in 2003 driven by higher sales of our emerging group assessment product line.

Operating income increased by $8.1 million, or nearly 49%, to $24.7 million primarily due to $9.7 million, or 7.4% in lower operating costs and expenses. This decrease in operating costs and expenses was primarily the result of $7.6 million in lower restructuring and other non-recurring charges in 2003.

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Adjusted EBITDA increased $1.5 million, or 3.2%, to $48.6 million for the year ended December 31, 2003. This increase was primarily attributable to lower operating costs and expenses excluding restructuring and other non-recurring expense partially offset by slightly lower gross profit.

Net loss decreased by $90.8 million to $7.8 million for the year ended
December 31, 2003, primarily due to lower non-cash charges in 2003. In 2002, the Company recognized $72 million non-cash impairment charge recorded as a cumulative effect of a change in accounting principle and an $8.8 million non-cash tax provision, both charges resulting from the Company's adoption of SFAS No. 142, "Goodwill and Other Intangible Assets".

As of December 31, 2003, WRC Media's cash balance was $1.4 million and consolidated debt was $275.7 million. During the year ended December 31, 2003, WRC Media made scheduled principal payments of $8.0 million on its senior credit facilities and as of December 31, 2003, there were $5.0 million in outstanding advances under the Company's revolving credit facility. Capital expenditures (including prepublication costs) for the year ended December 31, 2003 were $10.4 million.

With respect to the fourth quarter ended December 31, 2003, we were required to have a leverage ratio no greater than 5.0 to 1.0 and a fixed charge coverage ratio no less than 1.10 to 1.0. We were not in compliance with these covenants as of December 31, 2003. For the year ended December 31, 2003, our leverage ratio was 5.73:1 and our fixed charge coverage ratio was 1.05:1.

We successfully reached an agreement with our senior lenders under which they continued to make available to the Company additional borrowings under the Company's revolving credit facility through March 31, 2004. Under the agreement, our lenders waived through March 31, 2004 WRC Media's failure to comply with certain financial covenants as of December 31, 2003, and WRC Media agreed to limit borrowings, including currently outstanding borrowings and letters of credit, under its revolving credit facility to $26.0 million out of the $30.0 million facility.

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On March 29, 2004, we refinanced all of our term loans under the First-Lien
Facility with a $145.0 million senior, second-priority lien secured financing that was provided to the Company pursuant to a term loan facility (the "Second-Lien Facility"). The proceeds of the Second-Lien Facility were used (i) to refinance in full all term loans outstanding under the First-Lien Facility,
(ii) to pay fees and expenses related to the Second-Lien Facility and all transactions contemplated in connection therewith and (iii) for general corporate purposes of the Company, including paying down $15.0 million of borrowings under its revolving credit facility.

All payment obligations under the Second-Lien Facility are secured by a second-priority lien on the collateral securing the First-Lien Facility; provided that all obligations under the Second-Lien Facility will rank equally in right of payment with all payment obligations under the First-Lien Facility and will not be subordinated in any respect to the First-Lien Facility. The final maturity of the Second-Lien Facility will be March 29, 2009. At the Company's option, the loans will bear interest at either the Administrative Agent's (i) alternate base rate plus 4.00% per annum or (ii) reserve-adjusted LIBO rate plus 5.00% per annum.

The Second-Lien Facility has one financial covenant, a maximum ratio (the "Senior Leverage Ratio") of Senior Secured Debt to trailing four quarter EBITDA not to exceed 4.25 to 1.00 for any fiscal quarter, except the fiscal quarter ended June 30, 2005 for which the Senior Leverage Ratio shall not exceed 4.50 to 1.00, in each case to be tested on the last day of each fiscal quarter.

In connection with entering into the Second-Lien Facility, we entered into an amendment and restatement of our First-Lien Facility, which now consists solely of a $30.0 million revolving credit facility. The First-Lien Facility has a maturity of December, 2008, and a financial covenant, a Senior Leverage Ratio of senior secured debt to trailing four quarter EBITDA not to exceed 4.00:1.00 for any fiscal quarter, except the fiscal quarter ended June 30, 2005 for which the Senior Leverage Ratio may not exceed 4.25:1.00, in each case to be tested on the last day of the fiscal quarter.

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The cash available under our First-Lien Facility, together with the cash from our operating subsidiaries, Weekly Reader Corporation, CompassLearning, Inc. and ChildU, Inc., is considered adequate for the Company's needs for the foreseeable future.

Outlook

We believe that the challenging market conditions will continue for the remainder of the 2003-2004 school year with conditions improving in the second half of Fiscal 2004. WRC Media's business strategy will be to:

   o Drive growth of Company's strong new product offerings in 2004 with investment in sales and marketing;

   o Leverage WRC Media's product offering, strong distribution channels and product development expertise to drive expansion into core and new ancillary products and new distribution channels; and

   o Maintain cost containment disciplines and closely monitor revenue performance.

WRC will pursue the following tactics:

   o We have bifurcated the AGS sales force to create two discrete and dedicated field and telesales teams to focus separately on curriculum and assessment product offerings;

   o At CompassLearning, we have unbundled the base product to enhance price and delivery flexibility (Internet, WAN/LAN) while increasing total content offering and delivery opportunities for Web-based product and

   o At Weekly Reader, we will offset lower periodical revenue through further expansion of our sponsored publications, licensing revenue, and our emerging consumer business (QVC), as well as building on the 2004 election-related revenue opportunities.

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Weekly Reader EBITDA is expected to decline in 2004 despite a projected increase in revenue primarily due to a greater investment in the school magazine business to stabilize circulation and move the Company from a periodicals business to a branded direct marketer and publisher of educational products for teachers and through the schools for parents. The key strategies and tactics include:

   o Improving the quality of the magazines (increasing Big Issues and improving paper quality);

   o Rebalancing the calendar by changing the issue calendarization between fall and spring seasons to increase exposure in the important selling season (early spring);

   o Offer price discounts to principals who buy Weekly Reader for the whole school ("Own the School Program"); and

   o Increasing promotion expense that is not expected to yield revenue and EBITDA until the 2004-2005 school year.

Weekly Reader will continue to focus, in the short term, on leveraging its brand strength to realize greater ancillary revenue, including:

   o Increasing its strategic brand partnerships (QVC, ABC Network, MSN, and Teen News). For example, The Weekly Reader Editors' Choice (Book Club) was sold through the QVC television channel in November 2001 for the first time. Sales from that event were approximately $1.6 million. In 2002 and 2003, there were two events, respectively - and three events are expected in 2004. In the three years of Weekly Reader's partnership with QVC, the Company has sold 6.1 million books generating revenue of $7.8 million;

   o  Increasing its strategic content partnerships (Houghton Mifflin) and

   o Developing corporate sponsorships of Weekly Reader to inner city school districts.

At CompassLearning, the Company's pipeline remains strong. However, the uncertainty of the economy and its continuing impact on state funding continues to be a concern of ours. Software and service revenue will be primarily driven by the major release of CompassLearning Odyssey Web-enabled management, curriculum and assessment product. In 2003, CompassLearning Web-enabled Odyssey revenue grew $5.4 million or 235% to $7.7M. Building on the momentum begun in 2003, we are anticipating that approximately 40%-50% of our software revenue in 2004 will be attributed to our robust Web-enabled Odyssey product. The comprehensive courseware market (CompassLearning market) is projected to grow faster than the total instructional materials market from:

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   o  Pent-up demand due to decline in spending attributed to tight funding over the last few years;

   o Increased pressure on schools and districts to improve low performing schools (NCLB);

   o Increased research demonstrating how technology can help in individualizing learning based on need;

   o Ability of comprehensive courseware to track student performance and demonstrate results over multiple years; and

   o Administrators understand that the traditional mechanisms in education alone (i.e. textbooks) are not working.

CompassLearning's strategy is to be the first mover in delivering a wide range of managed curriculum with measurable student performance via the Web. This curriculum differentiates Compass in the market by being designed for NCLB requirements and to provide content where a child's learning actually happens.

At World Almanac Education Group: we're focused on realizing new sales opportunities created by our increased investment in the telesales staff at Gareth Stevens made in the first half of 2003 which have increased preview placements and helped to target new school buildings.

World Almanac Books will continue to develop and test other direct selling efforts for direct to consumer sales of WA products (Weekly Reader inserts, direct mail) and build on its success of 2002 and 2003 World Almanac brand extension licenses - TCM, American Map, Franklin.

World Almanac's library division is expected to build on its success in 2003 of its retain/recapture offers. WAE Library Services and Gareth Stevens will modify sales and marketing offers as the market continues to evolve by:

   o Use of customer list segmentation to better understand price sensitive customers;

   o  Improve discount offer to that customer base; and

   o  Launch new product lines--

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   o  Gareth Stevens will be launching a Reading Is Fundamental (RIF) product line in 2004 and

   o  WAE Library Services will launch The Bargain book catalog.

At World Almanac's Facts On File News Service, the unit will expand sales and marketing efforts of Facts4Learning with Compass Elementary products and focus telemarketing staff on large deal bids.

At AGS, revenue growth will be driven by:

   o Growth in assessments driven by the release of the Kaufman products revision, BASC-II, the new GMADE assessment and continued GRADE market penetration; and

   o Increase in curriculum revenue is expected to be driven by the introduction of new and revised textbooks, partially offset by continued decline in non-core backlist products.

Overall increased product line focus at AGS is resulting from a reorganization of sales force which began in the second-half of 2003.

AGS will take advantage of what appears to be a significant growth opportunity for group assessments products, which are new products in a new growth market for AGS. Given that the market for these products appears to be relatively immature in terms of any well-organized demand and requirements, these products will be very carefully managed. More specifically, a channel innovation strategy is being explored to capture as much market share as possible as early as possible.

AGS EBITDA growth will be driven by revenue growth partially mitigated by the investment in its sales force restructuring and new product launch costs.

Overall, WRC Media is focused on top line growth, while continuing to maintain cost containment initiatives implemented in 2002 and 2003. Additional restructuring initiatives are being evaluated, including space reduction, increased offshore product development and infrastructure consolidation.

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WRC continues to believe that in the medium- and long-term, the supplemental education market is an attractive industry with compelling growth characteristics. WRC Media Inc. is well-positioned to be successful in this industry based on its (i) leading market position in each market segment that it participates, (ii) strong trusted brands with sustainable proven performance,
(iii) ability to reach virtually every American student, teacher and parent through its comprehensive sales and distribution channels, (iv) ability to develop and deliver customized educational programs, and (v) research-based proven curriculum, assessments and reporting, which is an important distinction in meeting funding requirements under the No Child Left Behind Act.

In summary, our outlook indicates the operating environment will continue to be challenging for the first half of 2004 with conditions improving in the second-half which coincides with the new school year. This concludes our prepared remarks. We'll now open this up for questions, and provide any additional information you may need.

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